SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 24, 1999
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

              CHL Mortgage Pass-Through Certificates, Series 1999-8
                                     Issuer

                              -------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated June 24, 1999, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $5,174,937.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1275 Mortgage Loans having an aggregate Stated Principal Balance of approximately $388,786,068.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                 1275
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.96%
         60-90 days..............................................................                 0.70%
         91 days or more (excluding pending foreclosures)........................                 0.63%
                                                                                                  -----
         Total Delinquencies.....................................................                 3.29%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.23%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 3.52%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Three (3) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At            At
                                                              At February 28(29),                       December 31,    June 30,
                                           ---------------------------------------------------------    -----------   -----------
                                               1998            1999           2000          2001           2001          2002
                                           -----------     -----------    -----------    -----------    -----------   -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
      Period End
        30-59 days........................        1.08%           1.03%          1.36%          1.61%          1.89%         1.85%
        60-89 days........................        0.16            0.18           0.22           0.28           0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........        0.16            0.12           0.16           0.14           0.23          0.28
                                           -----------     -----------    -----------    -----------    -----------   -----------
            Total of delinquencies                1.40%           1.32%          1.75%          2.03%          2.51%         2.53%
                                           ===========     ===========    ===========    ===========    ===========   ===========
   Foreclosures pending...................        0.17%           0.14%          0.16%          0.27%          0.31%         0.28%
                                           ===========     ===========    ===========    ===========    ===========   ===========

   Total delinquencies and
       foreclosures pending...............        1.57%           1.46%          1.91%          2.30%          2.82%         2.81%
                                           ===========     ===========    ===========    ===========    ===========   ===========

   Net Gains/(Losses) on
       liquidated loans(1)................ $(2,662,000)    $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)  $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............      (0.024)%        (0.018)%       (0.017)%       (0.014)%       (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............      (0.027)%        (0.021)%       (0.017)%       (0.015)%       (0.023)%      (0.011)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $5,174,937, evidencing a beneficial ownership interest of approximately 1.33% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $357,520,512 and evidenced in the aggregate a beneficial ownership interest of approximately 91.96% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $31,265,555, and evidenced in the aggregate a beneficial ownership interest of approximately 8.04% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $5,174,937 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                    The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                               Percentage of SPA
                            ---------------------------------------------------
        Class                  0%        125%       275%       400%       500%
        -----               -------    -------    -------    -------    -------
        Class PO...........   1.2%       2.4%       4.4%       6.4%       8.1%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                        Class PO
                                                    Percentage of SPA
                                       ----------------------------------------
          Distribution Date              0%     125%     275%     400%     500%
          -----------------              --     ----     ----     ----     ----
Initial Percent.................        100      100     100      100       100
October 15, 2002                         73      72       72       71       71
October 25, 2003                         72      66       59       53       49
October 25, 2004                         71      60       48       40       34
October 25, 2005                         69      54       40       30       23
October 25, 2006                         68      49       32       22       16
October 25, 2007                         66      45       27       16       11
October 25, 2008                         65      40       22       12        7
October 25, 2009                         63      36       18       9         5
October 25, 2010                         61      33       14       7         3
October 25, 2011                         59      29       11       5         2
October 25, 2012                         57      26       9        4         2
October 25, 2013                         55      23       7        3         1
October 25, 2014                         52      20       6        2         1
October 25, 2015                         50      18       5        1         0
October 25, 2016                         47      16       4        1         0
October 25, 2017                         44      14       3        1         0
October 25, 2018                         41      12       2        0         0
October 25, 2019                         38      10       2        0         0
October 25, 2020                         35       9       1        0         0
October 25, 2021                         31       7       1        0         0
October 25, 2022                         28       6       1        0         0
October 25, 2023                         24       5       1        0         0
October 25, 2024                         20       4       0        0         0
October 25, 2025                         16       3       0        0         0
October 25, 2026                         11       2       0        0         0
October 25, 2027                         7        1       0        0         0
October 25, 2028                         2        0       0        0         0
October 25, 2029                         0        0       0        0         0
Weighted Average Life (years) **       16.37    8.65     4.92     3.45     2.73

--------------------------

*        Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by


      o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

      o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1999-8

                                Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
             6.250                          5                      1,552,949                         0.40
             6.310                          1                        148,890                         0.04
             6.375                          8                      2,270,729                         0.58
             6.500                         29                      7,702,877                         1.98
             6.615                          1                        255,959                         0.07
             6.625                         40                     11,027,195                         2.84
             6.750                        146                     47,339,383                        12.18
             6.875                        253                     74,493,662                        19.16
             6.885                          1                        146,414                         0.04
             6.925                          1                        150,148                         0.04
             7.000                        270                     84,244,628                        21.67
             7.050                          1                        178,882                         0.05
             7.060                          2                        253,947                         0.07
             7.075                          1                        364,362                         0.09
             7.095                          1                         90,560                         0.02
             7.110                          1                         75,096                         0.02
             7.125                        135                     43,157,530                        11.10
             7.135                          1                         88,805                         0.02
             7.195                          1                        227,987                         0.06
             7.250                        141                     43,334,986                        11.15
             7.375                        101                     32,401,710                         8.33
             7.475                          1                        380,719                         0.10
             7.500                         59                     18,988,051                         4.88
             7.550                          1                        109,028                         0.03
             7.625                         18                      5,061,880                         1.30
             7.750                         28                      8,135,778                         2.09
             7.875                         10                      2,692,707                         0.69
             8.000                          7                      1,230,591                         0.32
             8.125                          3                        589,767                         0.15
             8.250                          4                        970,214                         0.25
             8.375                          3                        866,624                         0.22
             8.750                          1                        254,011                         0.07
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                    1275                    388,786,068                       100.00
================================ ===================== ============================== ============================

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.073% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.058% per annum.

                                  Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
    10,000.01 to   50,000.00                    20                       841,195                    0.22
     50,000.01 to 100,000.00                    70                     5,425,385                    1.40
    100,000.01 to 150,000.00                    76                     9,475,047                    2.44
    150,000.01 to 200,000.00                    60                    10,364,808                    2.67
    200,000.01 to 250,000.00                   126                    29,606,652                    7.62
    250,000.01 to 300,000.00                   342                    93,321,832                   24.00
    300,000.01 to 350,000.00                   229                    73,868,046                   19.00
    350,000.01 to 400,000.00                   129                    48,179,085                   12.39
    400,000.01 to 450,000.00                    76                    32,289,143                    8.31
    450,000.01 to 500,000.00                    49                    23,150,447                    5.95
    500,000.01 to 550,000.00                    27                    14,090,973                    3.62
    550,000.01 to 600,000.00                    26                    14,878,014                    3.83
    600,000.01 to 650,000.00                    23                    14,327,427                    3.69
    650,000.01 to 700,000.00                     2                     1,362,353                    0.35
    700,000.01 to 750,000.00                     2                     1,425,124                    0.37
  750,000.01 to 1,000,000.00                    14                    11,771,902                    3.03
1,000,000.01 to 1,500,000.00                     4                     4,408,635                    1.13
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         1275                   388,786,068                  100.00
===================================== ===================== ============================= ========================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $304,930.


                             Original Loan-to-Value Ratios of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
 50.00 or Less                                  50                    20,554,937                    5.29
50.01 to 55.00                                  38                    13,829,777                    3.56
55.01 to 60.00                                  35                    13,122,611                    3.38
60.01 to 65.00                                  53                    18,627,854                    4.79
65.01 to 70.00                                  98                    35,244,490                    9.07
70.01 to 75.00                                 183                    64,996,999                   16.72
75.01 to 80.00                                 684                   193,146,167                   49.68
80.01 to 85.00                                  19                     4,761,791                    1.22
85.01 to 90.00                                  54                    14,242,697                    3.66
90.01 to 95.00                                  61                    10,258,746                    2.64
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         1275                   388,786,068                  100.00
===================================== ===================== ============================= ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.85%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                State Distribution of the Mortgaged Properties (1)
-------------------------------------------------------------------------------------------------------------------
State Distribution of Mortgaged    Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           Properties                    Loans                 Outstanding ($)                     (%)
--------------------------------- --------------------- ------------------------------ ----------------------------
California                                 415                    142,520,744                        36.66
Colorado                                    51                     15,642,748                         4.02
Florida                                     56                     15,313,636                         3.94
Georgia                                     39                     10,809,842                         2.78
Illinois                                    31                      8,019,917                         2.06
Michigan                                    35                      8,616,907                         2.22
New Jersey                                  53                     15,406,913                         3.96
New York                                    38                     11,200,519                         2.88
Pennsylvania                                29                      8,097,256                         2.08
Texas                                       90                     25,135,031                         6.47
Virginia                                    59                     18,377,713                         4.73
Washington                                  48                     14,762,827                         3.80
Other (less than 2%)                       331                     94,882,014                        24.40
--------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     1275                    388,786,068                       100.00
================================= ===================== ============================== ============================

(1) "Other" includes 17 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.09% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  Documentation Programs for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                     (%)
--------------------------------- --------------------- ------------------------------ ----------------------------
Full/Alternative                          1046                    317,284,585                        81.61
Reduced                                    175                     59,674,491                        15.35
Streamlined                                 47                      9,322,260                         2.40
No Income/No Asset                           7                      2,504,732                         0.64
--------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     1275                    388,786,068                       100.00
================================= ===================== ============================== ============================

                                          Types of Mortgaged Properties
-------------------------------------------------------------------------------------------------------------------
         Property Type             Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
                                         Loans                 Outstanding ($)                     (%)
--------------------------------- --------------------- ------------------------------ ----------------------------
Single Family Residence                    902                    273,974,102                        70.47
Planned Unit Development                   300                     96,124,760                        24.72
Low-rise Condominium                        45                     11,267,049                         2.90
2-4 Family Residence                        25                      6,629,922                         1.71
High-rise Condominium                        3                        790,236                         0.20
--------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     1275                    388,786,068                       100.00
================================= ===================== ============================== ============================

                                        Purposes of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                     (%)
--------------------------------- --------------------- ------------------------------ ----------------------------
Purchase                                   712                    217,488,549                        55.94
Refinance (rate/term)                      315                     97,368,827                        25.04
Refinance (cash-out)                       248                     73,928,692                        19.02
--------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     1275                    388,786,068                       100.00
================================= ===================== ============================== ============================

                                    Occupancy Types of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance
        Occupancy Type                  Loans                 Outstanding ($)         Percent of Mortgage Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------------
Owner Occupied                             1204                  376,283,703                     96.78
Investment                                   55                    7,401,567                      1.90
Secondary Residence                          16                    5,100,799                      1.31
-------------------------------- --------------------- ------------------------------ -----------------------------
Total                                      1275                  388,786,068                    100.00
================================ ===================== ============================== =============================

(1) Based upon representations of the related Mortgagors at the time of origination.

                              Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance
           (months)                     Loans                 Outstanding ($)         Percent of Mortgage Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------------
              193                             1                       50,179.49                   0.01
              195                             2                      131,168.80                   0.03
              196                             2                      317,910.98                   0.08
              197                             3                      290,138.34                   0.07
              198                             4                      300,138.74                   0.08
              199                             2                      116,531.34                   0.03
              200                             2                      111,812.35                   0.03
              201                            21                    6,212,984.42                   1.60
              202                             8                    2,453,375.32                   0.63
              255                             1                      140,588.79                   0.04
              256                             1                      181,927.29                   0.05
              257                             3                      411,134.23                   0.11
              259                             1                      157,488.47                   0.04
              260                             1                       92,855.41                   0.02
              262                             2                      291,926.26                   0.08
              265                             1                      210,860.16                   0.05
              267                             1                       48,324.30                   0.01
              300                             1                      212,003.16                   0.05
              313                             2                      621,395.66                   0.16
              314                             2                      303,196.30                   0.08
              315                             5                      724,709.51                   0.19
              316                             8                      933,385.14                   0.24
              317                            12                    1,634,621.90                   0.42
              318                            37                    5,343,400.29                   1.37
              319                           101                   13,967,236.64                   3.59
              320                            71                   15,631,735.95                   4.02
              321                           427                  146,610,095.14                  37.71
              322                           551                  190,111,740.53                  48.90
              323                             2                    1,173,203.42                   0.30
-------------------------------- --------------------- ------------------------------ -----------------------------
Total                                      1275                  388,786,068.33                 100.00
================================ ===================== ============================== =============================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 318 months.

                                                                       EXHIBIT 2

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

                 Certificateholder Monthly Distribution Summary

                                   Certificate                    Pass                                                    Current
                        Class         Rate       Beginning      Through     Principal        Interest         Total      Realized
Class       Cusip    Description      Type        Balance       Rate (%)   Distribution    Distribution    Distribution   Losses
-----------------------------------------------------------------------------------------------------------------------------------
   A1     12669BCZ3     Senior     Fix-30/360            0.00   6.000000           0.00            0.00            0.00      0.00
   A2     12669BDA7     Senior     Fix-30/360   12,357,889.61   6.050000   3,051,826.23       62,304.36    3,114,130.59      0.00
   A3     12669BDB5     Senior     Fix-30/360  117,895,750.00   6.500000           0.00      638,601.98      638,601.98      0.00
   A4     12669BDC3     Senior     Fix-30/360   21,785,405.92   2.110000   1,220,730.51       38,306.01    1,259,036.52      0.00
   A5     12669BDD1   Strip IO     Fix-30/360   21,785,405.92   6.390000           0.00      116,007.29      116,007.29      0.00
   A6     12669BDE9     Senior     Fix-30/360   47,834,375.24   6.750000   7,362,128.76      269,068.36    7,631,197.12      0.00
   A7     12669BDF6     Senior     Fix-30/360   23,705,725.70   6.750000   6,599,087.74      133,344.71    6,732,432.45      0.00
   A8     12669BDG4     Senior     Fix-30/360   19,170,900.00   6.750000           0.00      107,836.31      107,836.31      0.00
   A9     12669BDH2     Senior     Fix-30/360    7,218,264.16   7.250000     468,264.15       43,610.35      511,874.49      0.00
  A10     12669BDJ8     Senior     Fix-30/360    1,820,054.86   7.250000   1,820,054.86       10,996.16    1,831,051.03      0.00
  A11     12669BDK5   Strip PO     Fix-30/360    3,407,006.14   0.000000     169,505.12            0.00      169,505.12      0.00
  A12     12669BDL3     Senior     Fix-30/360    6,000,000.00   7.000000           0.00       35,000.00       35,000.00      0.00
  A13     12669BDM1     Senior     Fix-30/360    6,750,000.00   7.000000           0.00       39,375.00       39,375.00      0.00
  A14     12669BDN9     Senior     Fix-30/360    5,500,000.00   7.000000           0.00       32,083.33       32,083.33      0.00
  A15     12669BDP4     Senior     Fix-30/360            0.00   6.750000           0.00            0.00            0.00      0.00
  A16     12669BDQ2     Senior     Fix-30/360            0.00   6.750000           0.00            0.00            0.00      0.00
  A17     12669BDR0     Senior     Fix-30/360            0.00   6.750000           0.00            0.00            0.00      0.00
  A18     12669BDS8     Senior     Fix-30/360    1,732,597.80   6.750000           0.00            0.00            0.00      0.00
  A19     12669BDT6     Senior     Fix-30/360   27,831,261.00   7.250000           0.00      168,147.20      168,147.20      0.00
  A20     12669BDU3     Senior     Fix-30/360   70,018,196.00   6.750000           0.00      393,852.35      393,852.35      0.00
   PO     12669BDW9   Strip PO     Fix-30/360    5,313,643.18   0.000000     138,705.32            0.00      138,705.32      0.00
    X     12669BDX7   Strip IO     Fix-30/360  170,823,201.97   0.331556           0.00       47,197.81       47,197.81      0.00
   AR     12669BDY5     Senior     Fix-30/360            0.00   6.750000           0.00            0.00            0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
    M     12669BDZ2     Junior     Fix-30/360   17,853,548.38   6.750000      24,445.13      100,426.21      124,871.34      0.00
   B1     12669BEA6     Junior     Fix-30/360    6,063,440.25   6.750000       8,302.08       34,106.85       42,408.93      0.00
   B2     12669BEB4     Junior     Fix-30/360    2,694,947.90   6.750000       3,689.93       15,159.08       18,849.01      0.00
   B3     12669BEK4     Junior     Fix-30/360    2,021,114.66   6.750000       2,767.32       11,368.77       14,136.09      0.00
   B4     12669BEL2     Junior     Fix-30/360    1,684,342.41   6.750000       2,306.21        9,474.43       11,780.63      0.00
   B5     12669BEM0     Junior     Fix-30/360      991,191.96   6.750000       1,357.08        5,575.45        6,932.54    162.27
-----------------------------------------------------------------------------------------------------------------------------------

 Totals                                      409,649,655.17              20,873,170.44   2,311,842.01   23,185,012.45    162.27
-----------------------------------------------------------------------------------------------------------------------------------

                                Cumulative
                 Ending          Realized
Class            Balance          Losses
--------------------------------------------
   A1                   0.00          0.00
   A2           9,306,063.38          0.00
   A3         117,895,750.00          0.00
   A4          20,564,675.41          0.00
   A5          20,564,675.41          0.00
   A6          40,472,246.48          0.00
   A7          17,106,637.96          0.00
   A8          19,170,900.00          0.00
   A9           6,750,000.02          0.00
  A10                   0.00          0.00
  A11           3,237,501.02          0.00
  A12           6,000,000.00          0.00
  A13           6,750,000.00          0.00
  A14           5,500,000.00          0.00
  A15                   0.00          0.00
  A16                   0.00          0.00
  A17                   0.00          0.00
  A18           1,742,343.66          0.00
  A19          27,831,261.00          0.00
  A20          70,018,196.00          0.00
   PO           5,174,937.86          0.00
    X         158,173,595.84          0.00
   AR                   0.00          0.00
--------------------------------------------
    M          17,829,103.24          0.00
   B1           6,055,138.16          0.00
   B2           2,691,257.97          0.00
   B3           2,018,347.35          0.00
   B4           1,682,036.21          0.00
   C              989,672.61    698,999.35
--------------------------------------------

 Totals       388,786,068.33    698,999.35
--------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-8

                          Principal Distribution Detail

                               Original        Beginning         Scheduled               Unscheduled       Net         Current
                             Certificate     Certificate         Principal    Accretion   Principal     Principal      Realized
Class            Cusip         Balance         Balance         Distribution   Principal  Adjustments   Distribution     Losses
----------------------------------------------------------------------------------------------------------------------------------
    A1          12669BCZ3    19,842,200.00             0.00            0.00       0.00         0.00            0.00        0.00
    A2          12669BDA7    36,027,857.00    12,357,889.61    3,051,826.23       0.00         0.00    3,051,826.23        0.00
    A3          12669BDB5   117,895,750.00   117,895,750.00            0.00       0.00         0.00            0.00        0.00
    A4          12669BDC3    39,757,193.00    21,785,405.92    1,220,730.51       0.00         0.00    1,220,730.51        0.00
    A5          12669BDD1    39,757,193.00    21,785,405.92            0.00       0.00         0.00            0.00        0.00
    A6          12669BDE9   107,764,000.00    47,834,375.24    7,362,128.76       0.00         0.00    7,362,128.76        0.00
    A7          12669BDF6    77,424,000.00    23,705,725.70    6,599,087.74       0.00         0.00    6,599,087.74        0.00
    A8          12669BDG4    19,170,900.00    19,170,900.00            0.00       0.00         0.00            0.00        0.00
    A9          12669BDH2    25,510,103.00     7,218,264.16      468,264.15       0.00         0.00      468,264.15        0.00
   A10          12669BDJ8    72,917,000.00     1,820,054.86    1,820,054.86       0.00         0.00    1,820,054.86        0.00
   A11          12669BDK5    10,028,398.00     3,407,006.14      169,505.12       0.00         0.00      169,505.12        0.00
   A12          12669BDL3     6,000,000.00     6,000,000.00            0.00       0.00         0.00            0.00        0.00
   A13          12669BDM1     6,750,000.00     6,750,000.00            0.00       0.00         0.00            0.00        0.00
   A14          12669BDN9     5,500,000.00     5,500,000.00            0.00       0.00         0.00            0.00        0.00
   A15          12669BDP4     6,000,000.00             0.00            0.00       0.00         0.00            0.00        0.00
   A16          12669BDQ2     5,000,000.00             0.00            0.00       0.00         0.00            0.00        0.00
   A17          12669BDR0     5,000,000.00             0.00            0.00       0.00         0.00            0.00        0.00
   A18          12669BDS8     1,400,000.00     1,732,597.80            0.00   9,745.86         0.00            0.00        0.00
   A19          12669BDT6    27,831,261.00    27,831,261.00            0.00       0.00         0.00            0.00        0.00
   A20          12669BDU3    70,018,196.00    70,018,196.00            0.00       0.00         0.00            0.00        0.00
    PO          12669BDW9     7,086,341.00     5,313,643.18      138,705.32       0.00         0.00      138,705.32        0.00
     X          12669BDX7   368,899,107.00   170,823,201.97            0.00       0.00         0.00            0.00        0.00
    AR          12669BDY5           100.00             0.00            0.00       0.00         0.00            0.00        0.00
----------------------------------------------------------------------------------------------------------------------------------
     M          12669BDZ2    18,554,800.00    17,853,548.38       24,445.13       0.00         0.00       24,445.13        0.00
    B1          12669BEA6     6,301,600.00     6,063,440.25        8,302.08       0.00         0.00        8,302.08        0.00
    B2          12669BEB4     2,800,800.00     2,694,947.90        3,689.93       0.00         0.00        3,689.93        0.00
    B3          12669BEK4     2,100,500.00     2,021,114.66        2,767.32       0.00         0.00        2,767.32        0.00
    B4          12669BEL2     1,750,500.00     1,684,342.41        2,306.21       0.00         0.00        2,306.21        0.00
    B5          12669BEM0     1,750,460.00       991,191.96        1,357.08       0.00         0.00        1,357.08      162.27
----------------------------------------------------------------------------------------------------------------------------------

Totals                      700,181,959.00   409,649,655.17   20,873,170.44   9,745.86         0.00   20,873,170.44      162.27
----------------------------------------------------------------------------------------------------------------------------------

                      Ending              Ending
                   Certificate         Certificate
Class                Balance              Factor
-----------------------------------------------------
    A1                       0.00      0.00000000000
    A2               9,306,063.38      0.25830188512
    A3             117,895,750.00      1.00000000000
    A4              20,564,675.41      0.51725672409
    A5              20,564,675.41      0.51725672409
    A6              40,472,246.48      0.37556369919
    A7              17,106,637.96      0.22094748345
    A8              19,170,900.00      1.00000000000
    A9               6,750,000.02      0.26460104918
   A10                       0.00      0.00000000000
   A11               3,237,501.02      0.32283331953
   A12               6,000,000.00      1.00000000000
   A13               6,750,000.00      1.00000000000
   A14               5,500,000.00      1.00000000000
   A15                       0.00      0.00000000000
   A16                       0.00      0.00000000000
   A17                       0.00      0.00000000000
   A18               1,742,343.66      1.24453118450
   A19              27,831,261.00      1.00000000000
   A20              70,018,196.00      1.00000000000
    PO               5,174,937.86      0.73026938232
     X             158,173,595.84      0.42877196729
    AR                       0.00      0.00000000000
-----------------------------------------------------
     M              17,829,103.24      0.96088900147
    B1               6,055,138.16      0.96088900669
    B2               2,691,257.97      0.96088902142
    B3               2,018,347.35      0.96088900167
    B4               1,682,036.21      0.96088900734
    B5                 989,672.61      0.56537859122
-----------------------------------------------------

Totals             388,786,068.33
-----------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

                          Interest Distribution Detail

             Beginning         Pass       Accrued      Cumulative                Total          Net       Unscheduled
            Certificate      Through      Optimal        Unpaid    Deferred     Interest     Prepayment     Interest    Interest
Class         Balance        Rate (%)     Interest      Interest   Interest       Due      Int Shortfall   Adjustment     Paid
------------------------------------------------------------------------------------------------------------------------------------
     A1              0.00    6.000000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
     A2     12,357,889.61    6.050000      62,304.36      0.00         0.00     62,304.36       0.00          0.00         62,304.36
     A3    117,895,750.00    6.500000     638,601.98      0.00         0.00    638,601.98       0.00          0.00        638,601.98
     A4     21,785,405.92    2.110000      38,306.01      0.00         0.00     38,306.01       0.00          0.00         38,306.01
     A5     21,785,405.92    6.390000     116,007.29      0.00         0.00    116,007.29       0.00          0.00        116,007.29
     A6     47,834,375.24    6.750000     269,068.36      0.00         0.00    269,068.36       0.00          0.00        269,068.36
     A7     23,705,725.70    6.750000     133,344.71      0.00         0.00    133,344.71       0.00          0.00        133,344.71
     A8     19,170,900.00    6.750000     107,836.31      0.00         0.00    107,836.31       0.00          0.00        107,836.31
     A9      7,218,264.16    7.250000      43,610.35      0.00         0.00     43,610.35       0.00          0.00         43,610.35
    A10      1,820,054.86    7.250000      10,996.16      0.00         0.00     10,996.16       0.00          0.00         10,996.16
    A11      3,407,006.14    0.000000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
    A12      6,000,000.00    7.000000      35,000.00      0.00         0.00     35,000.00       0.00          0.00         35,000.00
    A13      6,750,000.00    7.000000      39,375.00      0.00         0.00     39,375.00       0.00          0.00         39,375.00
    A14      5,500,000.00    7.000000      32,083.33      0.00         0.00     32,083.33       0.00          0.00         32,083.33
    A15              0.00    6.750000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
    A16              0.00    6.750000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
    A17              0.00    6.750000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
    A18      1,732,597.80    6.750000           0.00      0.00     9,745.86      9,745.86       0.00          0.00              0.00
    A19     27,831,261.00    7.250000     168,147.20      0.00         0.00    168,147.20       0.00          0.00        168,147.20
    A20     70,018,196.00    6.750000     393,852.35      0.00         0.00    393,852.35       0.00          0.00        393,852.35
     PO      5,313,643.18    0.000000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
      X    170,823,201.97    0.331556      47,197.81      0.00         0.00     47,197.81       0.00          0.00         47,197.81
     AR              0.00    6.750000           0.00      0.00         0.00          0.00       0.00          0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
      M     17,853,548.38    6.750000     100,426.21      0.00         0.00    100,426.21       0.00          0.00        100,426.21
     B1      6,063,440.25    6.750000      34,106.85      0.00         0.00     34,106.85       0.00          0.00         34,106.85
     B2      2,694,947.90    6.750000      15,159.08      0.00         0.00     15,159.08       0.00          0.00         15,159.08
     B3      2,021,114.66    6.750000      11,368.77      0.00         0.00     11,368.77       0.00          0.00         11,368.77
     B4      1,684,342.41    6.750000       9,474.43      0.00         0.00      9,474.43       0.00          0.00          9,474.43
     B5        991,191.96    6.750000       5,575.45      0.00         0.00      5,575.45       0.00          0.00          5,575.45
------------------------------------------------------------------------------------------------------------------------------------

 Totals    409,649,655.17               2,311,842.01      0.00     9,745.86  2,321,587.87       0.00          0.00      2,311,842.01
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

                           Current Payment Information
                               Factors per $1,000

                               Original        Beginning Cert.                                           Ending Cert.       Pass
                              Certificate         Notional           Principal         Interest            Notional       Through
Class         Cusip             Balance           Balance           Distribution     Distribution          Balance        Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
    A1      12669BCZ3        19,842,200.00        0.000000000       0.000000000       0.000000000         0.000000000     6.000000
    A2      12669BDA7        36,027,857.00      343.009288896      84.707403774       1.729338498       258.301885122     6.050000
    A3      12669BDB5       117,895,750.00    1,000.000000000       0.000000000       5.416666667     1,000.000000000     6.500000
    A4      12669BDC3        39,757,193.00      547.961369406      30.704645320       0.963498741       517.256724085     2.110000
    A5      12669BDD1        39,757,193.00      547.961369406       0.000000000       2.917894292       517.256724085     6.390000
    A6      12669BDE9       107,764,000.00      443.880843685      68.317144499       2.496829746       375.563699186     6.750000
    A7      12669BDF6        77,424,000.00      306.180586123      85.233102670       1.722265797       220.947483453     6.750000
    A8      12669BDG4        19,170,900.00    1,000.000000000       0.000000000       5.625000000     1,000.000000000     6.750000
    A9      12669BDH2        25,510,103.00      282.957076418      18.356027238       1.709532337       264.601049180     7.250000
   A10      12669BDJ8        72,917,000.00       24.960638303      24.960638303       0.150803856         0.000000000     7.250000
   A11      12669BDK5        10,028,398.00      339.735832150      16.902512622       0.000000000       322.833319528     0.000000
   A12      12669BDL3         6,000,000.00    1,000.000000000       0.000000000       5.833333333     1,000.000000000     7.000000
   A13      12669BDM1         6,750,000.00    1,000.000000000       0.000000000       5.833333333     1,000.000000000     7.000000
   A14      12669BDN9         5,500,000.00    1,000.000000000       0.000000000       5.833333333     1,000.000000000     7.000000
   A15      12669BDP4         6,000,000.00        0.000000000       0.000000000       0.000000000         0.000000000     6.750000
   A16      12669BDQ2         5,000,000.00        0.000000000       0.000000000       0.000000000         0.000000000     6.750000
   A17      12669BDR0         5,000,000.00        0.000000000       0.000000000       0.000000000         0.000000000     6.750000
   A18      12669BDS8         1,400,000.00    1,237.569854073       0.000000000       0.000000000     1,244.531184503     6.750000
   A19      12669BDT6        27,831,261.00    1,000.000000000       0.000000000       6.041666667     1,000.000000000     7.250000
   A20      12669BDU3        70,018,196.00    1,000.000000000       0.000000000       5.625000000     1,000.000000000     6.750000
    PO      12669BDW9         7,086,341.00      749.842998116      19.573615798       0.000000000       730.269382318     0.000000
     X      12669BDX7       368,899,107.00      463.062118418       0.000000000       0.127942330       428.771967290     0.331556
    AR      12669BDY5               100.00        0.000000000       0.000000000       0.000000000         0.000000000     6.750000
------------------------------------------------------------------------------------------------------------------------------------
     M      12669BDZ2        18,554,800.00      962.206457561       1.317456086       5.412411324       960.889001475     6.750000
    B1      12669BEA6         6,301,600.00      962.206462782       1.317456093       5.412411353       960.889006689     6.750000
    B2      12669BEB4         2,800,800.00      962.206477528       1.317456113       5.412411436       960.889021415     6.750000
    B3      12669BEK4         2,100,500.00      962.206457758       1.317456086       5.412411325       960.889001672     6.750000
    B4      12669BEL2         1,750,500.00      962.206463432       1.317456094       5.412411357       960.889007338     6.750000
    B5      12669BEM0         1,750,460.00      566.246564852       0.775271099       3.185136927       565.378591218     6.750000
------------------------------------------------------------------------------------------------------------------------------------

Totals                      700,181,959.00      585.061711323      29.811065783       3.301773175       555.264332839
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

Pool Level Data

Distribution Date                                                                                                       9/25/02
Cut-off Date                                                                                                            6/ 1/99
Determination Date                                                                                                      9/ 1/02
Accrual Period 30/360                                Begin                                                              8/ 1/02
                                                     End                                                                9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                      30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                       0.00

Beginning Aggregate Pool Stated Principal Balance                                                                409,649,655.18
Ending Aggregate Pool Stated Principal Balance                                                                   388,786,068.33

Beginning Aggregate Certificate Stated Principal Balance                                                         409,649,655.18
Ending Aggregate Certificate Stated Principal Balance                                                            388,786,068.33

Beginning Aggregate Loan Count                                                                                             1335
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              60
Ending Aggregate Loan Count                                                                                                1275

Beginning Weighted Average Loan Rate (WAC)                                                                             7.076236%
Ending Weighted Average Loan Rate (WAC)                                                                                7.072596%

Beginning Net Weighted Average Loan Rate                                                                               6.800703%
Ending Net Weighted Average Loan Rate                                                                                  6.796463%

Weighted Average Maturity (WAM) (Months)                                                                                    316

Servicer Advances                                                                                                     75,378.92

Aggregate Pool Prepayment                                                                                         20,301,280.16
Pool Prepayment Rate                                                                                                45.8554 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                 92.2567902342%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             7.7432097658%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                23,165,756.41
Liquidation Proceeds                                                                                                  92,519.89
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                 --------------
Total Deposits                                                                                                    23,258,276.30

Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                       67,619.81
Payment of Sub Servicer Fees                                                                                           5,644.04
Payment of Other Fees                                                                                                      0.00
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                                     0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                 23,185,012.46
                                                                                                                 --------------
Total Withdrawals                                                                                                 23,258,276.30

Ending Balance                                                                                                             0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             17,723.87
Compensation for Gross PPIS from Servicing Fees                                                                       17,723.87
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                 --------------
Total Net PPIS (Non-Supported PPIS)                                                                                       -0.00

Master Servicing Fees Paid                                                                                            67,619.81
Sub Servicing Fees Paid                                                                                                5,644.04
Insurance Premium(s) Paid                                                                                                  0.00
Personal Mortgage Insurance Fees Paid                                                                                      0.00
Other Fees Paid                                                                                                            0.00
                                                                                                                 --------------
Total Fees                                                                                                            73,263.85

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 1999-8

--------------------------------------------------
           Delinquency Information
--------------------------------------------------

Group 1
-------

Delinquency                                                30-59 Days         60-89 Days          90+ Days            Totals
-----------                                                ----------         ----------         ----------         ----------
Scheduled Principal Balance                               5,000,151.61       2,237,342.74       1,940,706.85       9,178,201.20
Percentage of Total Pool Balance                              1.286093%          0.575469%          0.499171%          2.360733%
Number of Loans                                                     25                  9                  8                 42
Percentage of Total Loans                                     1.960784%          0.705882%          0.627451%          3.294118%

Foreclosure
-----------

Scheduled Principal Balance                                                                                          622,614.08
Percentage of Total Pool Balance                                                                                       0.160143%
Number of Loans                                                                                                               3
Percentage of Total Loans                                                                                              0.235294%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                              0.000000%

REO
---

Scheduled Principal Balance                                                                                          734,662.76
Percentage of Total Pool Balance                                                                                       0.188963%
Number of Loans                                                                                                               3
Percentage of Total Loans                                                                                              0.235294%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                  162.21
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                698,999.30

--------------------------------------------------
   Subordination/Credit Enhancement Information
--------------------------------------------------

Protection                                                                                        Original            Current
----------                                                                                        --------            -------
Bankruptcy Loss                                                                                         0.00               0.00
Bankruptcy Percentage                                                                               0.000000%          0.000000%
Credit/Fraud Loss                                                                                       0.00               0.00
Credit/Fraud Loss Percentage                                                                        0.000000%          0.000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-8

Protection                                                                                        Original            Current
----------                                                                                        --------            -------
Special Hazard Loss                                                                                     0.00                 0.00
Special Hazard Loss Percentage                                                                      0.000000%            0.000000%

Credit Support                                                                                    Original            Current
--------------                                                                                    --------            -------
Class A                                                                                       666,923,299.00       357,520,512.79
Class A Percentage                                                                                 95.249998%           91.958159%

Class M                                                                                        18,554,800.00        17,829,103.24
Class M Percentage                                                                                  2.649997%            4.585839%

Class B1                                                                                        6,301,600.00         6,055,138.16
Class B1 Percentage                                                                                 0.899995%            1.557447%

Class B2                                                                                        2,800,800.00         2,691,257.97
Class B2 Percentage                                                                                 0.400010%            0.692221%

Class B3                                                                                        2,100,500.00         2,018,347.35
Class B3 Percentage                                                                                 0.299993%            0.519141%

Class B4                                                                                        1,750,500.00         1,682,036.21
Class B4 Percentage                                                                                 0.250006%            0.432638%

Class B5                                                                                        1,750,460.00           989,672.61
Class B5 Percentage                                                                                 0.250001%            0.254555%

--------------------------------------------------
          Reserve Fund Information
--------------------------------------------------

a14 reserve account
-------------------

Beginning Balance                                                                                                            0.00
Deposits                                                                                                                     0.00
Accrued Interest                                                                                                             0.00
Withdrawals                                                                                                                  0.00
Ending Balance                                                                                                               0.00